                                                                     EXHIBIT 6

                                                         CERTIFICATE REGARDING
                                                     ARTICLES OF INCORPORATION

                                      ZURICH LIFE INSURANCE COMPANY OF AMERICA

______________________________________________________________________________

The undersigned, Peter P. Rill, Corporate Secretary of Zurich Life Insurance Company of America, (referred to as the "Company") hereby states:

1. That the attached represents a true and accurate copy of the Articles of Incorporation of the Company now on file and forming a part of the records with the Illinois Department of Insurance and that there have been no changes made thereto.

            /s/ Peter P. Rill
  ---------------------------------------
       Signature of Peter P. Rill
          Corporate Secretary
 Zurich Life Insurance Company of America



Subscribed to and sworn before me this 13th day of December, 1995.

            /s/ Linda V. Woods
  ---------------------------------------
        Signature of Notary Public


My commission expires on: 7-16-97

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                     ZURICH AMERICAN LIFE INSURANCE COMPANY


                                   ARTICLE I



The name of this company shall be:

                    ZURICH LIFE INSURANCE COMPANY OF AMERICA

                                   ARTICLE II

The principal office of the company is to be located in the Village of Schaumburg, County of Cook, in the State of Illinois, and it shall have power to conduct its business wherever authorized by law.

                                  ARTICLE III

The duration of the company shall be perpetual.

                                   ARTICLE IV

The object and purpose of the company is to transact the kinds of insurance business specified in Article I, Section 4, Class 1(a) and (b) of the Illinois Insurance Code as insurance on the lives of persons and every insurance appertaining thereto or connected therewith and granting, purchasing or disposing of annuities, and insurance against bodily injury, disablement or death by accident and against disablement resulting from sickness or old age and every insurance appertaining thereto, and to effect reinsurance of all risks taken by it and to assume reinsurance of similar risks taken by other insurers and reinsurers; and to transact such other insurance or other business as a stock life insurance company now is or hereafter may be permitted to transact under the Illinois Insurance code and for which the company shall have the required capital and surplus.

                                   ARTICLE V

The corporate powers of the company shall be exercised by a board of directors consisting of not less than three nor more than twenty-one persons as fixed from time to time in the company's by-laws. At least three directors shall be residents and citizens of the state of Illinois.


The directors shall be elected at the annual meeting of the shareholders. The directors shall hold office for one year and until their successors are elected, and any vacancy in the board of directors, due to death, resignation, removal or otherwise, shall be filled by a vote of the





                              Page 1 of 3 Page(s)
shareholders at a special meeting called for that purpose. The shareholders may remove any director at any meeting of the shareholders by affirmative vote of the majority of all share of the company.

In the election of directors every shareholder shall have the right to vote, in person or by proxy, for the number of share owned by him, for as many persons as there are directors to be elected, or to accumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or distribute them on the same principle among as many candidates as he shall think fit. Elections of directors shall be by ballot and a plurality of votes shall elect.

At all shareholders' meetings, each shareholder may vote shares of stock owned by him and standing in his name on the books of the company not less than 30 days immediately preceding such meeting.

The officers of the company shall be elected at a meeting of the directors held immediately after the annual meeting of shareholders. Any vacancy may be filled and additional officers may be elected or appointed at any meeting of the directors.

The board of directors shall have power to make such by-laws, not inconsistent with the constitution or laws of the sate of Illinois or of the United States or with these Articles of Incorporation, as may be necessary for the management of the company's property, the government of its officers, the regulation and conduct of its affairs and the transfer of its capital stock, and shall have power to alter, amend, suspend or add to the same.

                                   ARTICLE VI

There shall be an annual meeting of the shareholders of the company on the fourth Wednesday in the month of March of each year, or on such other day as the directors may by resolution or by-law prescribe. Should the day designated fall upon a legal holiday, then such annual meeting shall be held on the next full business day following.

                                  ARTICLE VII

The fiscal year of the company shall begin on the first day of January and shall terminate on the 31st day of December in each year.

                                  ARTICLE VIII

The amount of the authorized capital of the company shall be $4,000,000; the aggregate number of common share which the company shall have the authority to issue without further amendment of this Article shall be 20,000, and the par value of each share shall be $200. Of the 20,000 share authorized, 13,300 shares have been issued to provide a paid-up capital of $2,660,000 and paid-in surplus of not less than $1,000,000.





                              Page 2 of 3 Page(s)

Prior to the issuance of the company's Certificate of Authority, the number of shares issued was 5,000 to provide a paid-up capital of $500,000 and paid-in surplus of not less than $985,000.

The board of directors shall have the power, by appropriate resolution, to authorize the issuance or sale from time to time of the whole or any part of said shares of authorized but unissued common shares as additions to paid-up capital pursuant to permits issued from time to time by the Director of Insurance of the State of Illinois.



ZURICH AMERICAN LIFE INSURANCE COMPANY



/s/ James E. Cassavoy  James E. Cassavoy President
---------------------


/s/ Peter P. Rill  Peter P. Rill Corporate Secretary
-----------------

OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS      )
              ) ss.
COUNTY OF COOK)

I, Maureen Howard, a Notary Public do hereby certify that on the ______ day of June, 1993, James E. Cassavoy and Peter P. Rill personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.



/s/ Maureen Howard
------------------







                             Page 3 of 3 Page(s)

                    ZURICH LIFE INSURANCE COMPANY OF AMERICA

                                AMENDED BY-LAWS


                                   ARTICLE I.

                            MEETING OF SHAREHOLDERS


             SEC. 1.      Annual meetings of shareholders shall be held at the
principal office of the company, or at such other place either within or without the State of Illinois as may be designated in the notice of meeting, during the month of March on such day as may be designated by the president.

             SEC. 2. Special meetings of the shareholders may be called by the president and shall be called whenever a meeting is ordered by a resolution of the board of directors, or whenever the owners of one-fourth in amount of the capital stock of the company shall, in writing, request the same. Business transacted at special meetings of the shareholders shall be confined to the purposes stated in the notice and matters germane thereto.

             SEC. 3.      The president and a secretary shall act,
respectively, as chairman and secretary of all meetings of the shareholders, unless the shareholders qualified to vote thereat shall determine otherwise.

             SEC. 4.      Notice of all meetings of shareholders shall be given
by a secretary; such notice shall state the date, place and time of the meeting and the purpose for which the meeting is to be held, and a copy thereof shall be served, either personally or by mail, on each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than forty (40) days before the meeting, or in the case of a merger or consolidation, not less than twenty (20) nor more than forty (40) days before the meeting. If mailed, such notice shall be directed to the shareholder at his address as it appears on the stock book, unless he shall have filed with a secretary a written request that notice intended for him be mailed to some other address - in which case it shall be mailed to the address designated in such request. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the book or in a written request filed with a secretary, with first-class postage thereon prepaid. No notice of any meeting of shareholders need be published.

             SEC. 5.      Any shareholder may waive notice of any annual or
special meeting of shareholders by filing with a secretary a written waiver and, in that event, shall be deemed to have received such notice.

             SEC. 6.      At each annual meeting, eight (8) directors shall be
elected to hold office for one (1) year, and until their successors are elected. If any shares of the company are owned by an incorporated entity, such entity shall be deemed to be personally present at any shareholders' meeting or represented thereat by the president or any duly authorized representative of such entity. The entire board of directors may be removed, with or without cause, by the affirmative vote of a majority of the votes of the shareholders of the company voting





                              Page 1 of 8 Page(s)
therefor at any regular or special meeting of the shareholders. If less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

             SEC. 7.      Any action required to be taken at a meeting of the
shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Any such consent signed by all the shareholders shall have the same effect as a unanimous vote and may be stated as such in any document filed with the Director of Insurance.

                                  ARTICLE II.

                          DIRECTORS AND THEIR MEETINGS

             SEC. 1.      The annual meeting of the board of directors shall be
held immediately after the annual meeting of the shareholders. Regular meetings of the board of directors shall be held as frequently as may be determined by the board. All regular meetings shall be held at the principal office of the company, or at such other places, either within or without the State of Illinois, as may be designated in the notice of meeting.

             SEC. 2.      Special meetings of the board of directors may be
held whenever the president or two (2) of the directors shall call the same. Business transacted at special meetings shall be confined to the purposes stated in the notice and matters germane thereto.

             SEC. 3.      Notice of the annual meeting and all regular meetings
of the board of directors shall be given by a secretary; such notice shall state the date, place and time of the meeting and shall be served, either personally or by mail, on such directors at least five (5) days before the date set for such meeting. Notice of special meetings, stating the purposes of the same, shall be given by a secretary at the direction of the president or the directors calling the same, be in writing an and be served, either personally or by mail, on each director at least three (3) days before the date set for such meeting. Any director may waive notice of any regular or special meeting by filing with a secretary a written waiver and, in that event, shall be deemed to have received such notice. Attendance by a director at any meeting, regular or special, shall constitute waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

             SEC. 4.      Five (5) directors shall constitute a quorum for the
transaction of business at any meeting of the board of directors, but a lesser number may adjourn a meeting from time to time, until a quorum is present. The act of the majority of the directors present and voting at a meeting at which a quorum is present shall be the act of the board of directors.

             SEC. 5.      Any action required to be taken at a meeting of the
board of directors, or any other action which may be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all the directors





                              Page 2 of 8 Page(s)
shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Director of Insurance.

             SEC. 6.      The board of directors may appoint a chairman of the
board, whose duty it shall be to preside at the meetings of the board and to assist the president in the performance of his duties.

             SEC. 7.      Any vacancy in the board of directors which shall
occur by death, resignation, removal or otherwise shall be filled by a new incumbent elected for the balance of the unexpired term of the outgoing director by the shareholders at a special meeting called for that purpose.

             SEC. 8.      The board of directors may limit, define, increase or
decrease at any time the duties or powers of any officer, or create other offices, and may elect or appoint persons to fill such other offices and prescribe their duties and powers, and may remove such persons filling such other offices and/or abolish such duties, powers and offices.

             SEC. 9.      Any person who was or is a party, or is threatened to
be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent, partner, trustee, underwriter or attorney-in-fact of another corporation, partnership, joint venture, trust, employee benefit plan, Lloyds', association or other enterprise, shall be indemnified by the company against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or at least not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not act in good faith and in a manner which he reasonably believed to be in, or at least not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             SEC. 9.1.    Any person who was or is a party, or is threatened to
be made a party, to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent, partner, trustee, underwriter or attorney-in-fact of another corporation, partnership, joint venture, trust, employee benefit plan, Lloyds', association or other enterprise, shall be indemnified by the company against reasonable expenses (including attorneys' fees) actually incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or at least not opposed to, the best interests of the company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of his duty to the company unless and only to the extent that a court of appropriate jurisdiction in the State of Illinois or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and





                              Page 3 of 8 Page(s)
reasonably entitled to indemnity for such expenses which the court of the State of Illinois or such other court shall deem proper.

             SEC. 9.2.    To the extent that any person has been successful on
the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9 and Section 9.1 of this Article II or in defense of any claim, issue or matter therein, he shall be indemnified against reasonable expenses (including attorneys' fees) actually incurred by him in connection therewith.

             SEC. 9.3.    Any indemnification under Section 9 and Section 9.1
of this Article II (unless ordered by a court) shall be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9 and Section 9.1. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, then by a majority vote of a committee of the board, duly designated to act in the matter by a majority vote of the full board (in which designation, directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or (3) by special legal counsel selected by the board of directors or a committee thereof by vote as set forth in clauses (1) or (2) of this Section, or, if the requisite quorum of the full board cannot be obtained therefor and such committee cannot be established, by a majority vote of the full board (in which selection directors who are parties may participate); or (4) by the shareholders.

Authorization of indemnification and determination as to reasonableness or expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in a manner specified in clause (3) in the preceding sentence for the selection of such counsel. Share held by the director, officers, employees or agents who are parties to the proceeding shall not be voted on the subject matter under this Section.

             SEC. 9.4.    Reasonable expenses (including attorneys' fees)
incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as would be authorized in Section 9.3 in the specific case upon receipt by the corporation of (1) a written affirmation by the director, officer, employee or agent of his good faith belief that he has met the standard of conduct necessary for indemnification by the company as authorized in this section, and (2) a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he has not met such standard of conduct, and after a determination that the facts then known to those making the determination would not preclude indemnification under this section. The undertaking required by clause (2) shall be an unlimited general obligation of the director, officer, employee or agent but need not be secured and may be accepted without reference to financial ability to make repayment.

             SEC. 9.5. If any such indemnity is paid otherwise than pursuant to a court order or action by the shareholders, the company shall, within eighteen (18) months from the date of such payment, mail to its shareholders at the time entitled to vote for the election of directors, a statement specifying the reasons paid, the amounts of the payments and the final disposition of the action, suit or proceeding.





                              Page 4 of 8 Page(s)

             SEC. 9.6.    The foregoing rights of indemnification shall not be
exclusive or any other rights to which any such director, officer, employee or agent may be entitled under any present or future law, statute, agreement, vote of shareholders or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors and administrators of such person.

             SEC. 9.7.    The company shall be deemed to have requested a
director, officer, employee or agent to serve an employee benefit plan whenever the performance by him of his duties to the company also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; excise taxes assessed on a director, officer, employee or agent with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonable believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is at least not opposed to the best interests of the company.

             SEC. 9.8.    The company may purchase and maintain insurance on
behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent, partner, trustee, underwriter or attorney-in-fact of another corporation, partnership, joint venture, employee benefit plan, Lloyds', association or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under Section 9 and Section 9.1 of this Article II, and the law of the State of Illinois.

             SEC. 9.9.    As used in Section 9 through 9.9, agent is defined as
a person who, at the time of being an agent of the company, was also an employee of Zurich Insurance Company, Zurich Life Insurance Company of Canada or the company.

As used in Section 9 through 9.9, company or corporation includes any predecessor entity of the company or corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

As used in Section 9 through 9.9, party is defined as a person who was, is or is threatened to be made, a named defendant or respondent in a proceeding.

                                  ARTICLE III.

                           OFFICERS AND THEIR DUTIES

             SEC. 1.      The board of directors at the annual meeting shall
elect from their members a president. They shall also elect one or more vice-presidents and one or more secretaries. The offices of president and secretary cannot be held by the same person. They may also elect such other officers as may be deemed necessary. All such elected persons shall be deemed the officers of the company. If any such office shall become vacant, such vacancy shall be filled by the board. Each elected officer shall hold office for one year and until his successor is elected. The board at any regular or special meeting





                              Page 5 of 8 Page(s)
by a vote of two-thirds of the directors then in office may remove any elected officer, provided that the notice of such meeting shall contain a statement of such proposed action.

             SEC. 2.      The president shall be the chief executive officer of
the company and shall be a member of the executive committee and of any special committees. He shall have charge of the business and affairs of the company and shall report thereon at each regular meeting of the board and at such other times as the board may require. He shall have the selection of all employees and have supervision of and may suspend or remove any employee of the company. The president may authorize or instruct any of the elected or appointed offices to perform any duty or duties or to exercise any one or more of the powers with which he is vested pursuant to these by-laws. The president, a vice-president, or an assistant vice-president in a written instrument attested by a secretary or an assistant secretary may appoint any person, legally qualified to act, attorney-in-fact with authority to accept on behalf of the company any summons or other process, including Federal process. Any such officer may revoke the powers granted to any attorney-in-fact. In the absence of the president or in the event of his inability to act, his powers and duties shall be exercised by a person designated by the president, or if he fails to act, by a person designated by the executive committee, but the board of directors may remove such person and appoint any person to exercise the powers and duties of president.

             SEC. 3.      All other officers shall have such powers and duties
as may be given to them from time to time by the president, the board of directors or the executive committee, and generally, shall consult and advise with the president and aid the president in the discharge of his duties.

             SEC. 4.      A secretary or an assistant secretary shall make up
and sign the minutes of all meetings of the board of directors, of the executive committee and of any special committee, as well as of the meetings of the shareholders; shall send notices of such meetings when such notices are required; shall countersign stock certificates and affix the corporate seal thereto; shall certify under the seal of the company, extracts from its minutes; shall sign or countersign and affix such corporate seal to any other instruments, documents or contracts; shall keep suitable books for the registry and transfer of the shares of the capital stock of the company, and generally, shall perform such other duties as may be incident to the office of secretary.

             SEC. 5.      All policies of insurance and other formal
underwriting contracts of the company in reference thereto shall be signed by the president or a vice-president and attested by a secretary or an assistant secretary. Such signatures may be facsimiles, but when such is the case, such policies of insurance and other formal underwriting contracts in reference thereto shall be countersigned by a duly authorized representative. All documents or instruments required in connection with applications for licenses from any states or the United States, all documents or instruments thereafter required for any purpose by any states or the United States, and all other documents or instruments (except checks, drafts, and other negotiable instruments) shall be signed by the president, a vice-president, an assistant vice-president or a person authorized by the president to sign such documents or instruments. When the corporate seal is required, it shall be attached by a secretary, or any other person authorized by the board of directors or the executive committee to attach the corporate seal.

                                  ARTICLE IV.

                              EXECUTIVE COMMITTEE





                               Page 6 of 8 Page(s)

             SEC. 1.      There shall be an executive committee, consisting of
the president, ex officio, and not less than two (2) other directors, to be elected by the board of directors. Such committee shall organize by the election of its own chairman. Members of such committee - other than the president - shall be designated by a resolution adopted by a majority of the whole board of directors annually at the annual meeting of the board of directors, and shall hold their offices during the pleasure of the board. Vacancies shall be filled by the board of directors at any meeting by a resolution adopted by a majority of the whole board of directors. In case such vacancy shall occur in the office of chairman of the executive committee, such vacancy shall be filled by the committee.

             SEC. 2.      Any action taken by two (2) or more members of the
executive committee and evidenced by their signatures to or approval of such action, shall be deemed action by the committee, even though the committee shall not actually have met; but such action shall be reported at the next meeting of the committee and be included in its minutes. The executive committee shall hold meetings at such time or times as it shall fix, and shall also meet at the call of the chairman or of the president. Two members of the committee shall constitute a quorum.

             SEC. 3.      Minutes of the proceedings of the executive committee
shall be kept in the minute book provided for that purpose, and shall always be open for the inspection of any director. The proceedings of the committee shall be reported at the succeeding regular meeting of the board of directors.

             SEC. 4.      When the board of directors is not in session, the
executive committee shall have and may exercise all the powers of the board to the extent authorized by resolutions adopted by a majority of the entire board of directors.

             SEC. 5.      The executive committee shall have power to delegate
to one of its members or to a subcommittee any of the powers or duties of the executive committee.

                                   ARTICLE V.

                        STOCK AND CERTIFICATES OF STOCK

             SEC. 1.      The board of directors shall cause suitable books to
be kept for the registry and transfer of the shares of the capital stock of the company, and shall have power to close the transfer books, from time to time, not exceeding a period of thirty (30) days at any one time, as the convenience of the company may require. No transfer of stock shall be valid unless made upon the books of the company by authority of the person owning such stock or by his duly authorized legal representative and upon the surrender and cancellation of the certificate or certificates owned by such person.

             SEC. 2.      Certificates of stock, numbered in the order in which
they are issued, shall be issued to the holders of fully paid stock and shall be signed by the president or a vice-president, and countersigned by a secretary and the corporate seal affixed thereto.

             SEC. 3.      If the holder of any certificate of stock shall lose
such certificate, the board of directors may, on the fact becoming known to them, cause a new certificate to be issued to such





                               Page 7 of 8 Page(s)
shareholder, subject to the deposit of a bond or other engagement in such form and - if a bond - with such surety or sureties as the board may require.

                                  ARTICLE VI.

                         DEPOSITS, CHECKS, DRAFTS, ETC.

             SEC. 1.      All uninvested funds of the company, except petty
cash to cover office expenses, shall be deposited in the name of the company with such banks or trust companies as may be designated by the board of directors or the executive committee.

             SEC. 2.      Checks on the company's bank deposits and all drafts
or other negotiable instruments creating a liability of the company shall be signed and countersigned by such persons as may be authorized by the board of directors or the executive committee to sign and/or countersign the same, but no person shall have authority to sign and countersign the same check, draft or other negotiable instrument, provided the president or a vice-president or any person authorized by any such officer may appoint any person to sign drafts on the company (but not against its bank deposits) and such drafts need not be countersigned.

                                  ARTICLE VII.

                                 CORPORATE SEAL

             The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Company and the state of incorporation and the words "Corporate Seal."

                                 ARTICLE VIII.

                                   AMENDMENTS

             These by-laws may be repealed, altered or modified and further by-laws may be adopted by a majority vote at any regular or special meeting of the board of directors, provided the notice of special meeting includes the proposed changes or the substance thereof.





                              Page 8 of 8 Page(s)